SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM 8-K
                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) August 30, 2000
                                                         ---------------



                         Electronics For Imaging, Inc.
                         -----------------------------
               (Exact name of registrant as specified in charter)



         Delaware                     0-18805                   94-3086355
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(State or other jurisdiction        (Commission                (IRS Employer
     of incorporation)              File Number)             Identification No.)




 303 Velocity Way, Foster City, California                         94404
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(Address of principal executive offices)                         (Zip Code)




        Registrant's telephone number, including area code (650) 357-3500
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              (Former name or former address, if changed since last report.)


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Item 5            Other Events.
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                  We  entered  into a merger  agreement,  dated as of August 30,
2000, with Splash Technology Holdings, Inc. ("Splash") and one of our wholly owned subsidiaries. Splash produces software based color servers for computer printers.

                  We intend to acquire Splash for a cash acquisition price of $10 per share of Splash common stock. Assuming all of the conditions in the merger agreement are satisfied or waived, we will pay this cash consideration to Splash stockholders who validly tender shares in response to our tender offer for any and all shares of Splash common stock. Assuming that at least fifty percent of the shares of Splash common stock are purchased in our tender offer, we will pay this same $10 price per share to any remaining Splash stockholders in the merger of our wholly owned subsidiary into Splash. Our acquisition of Splash is subject to the satisfaction of certain conditions and is intended to be accounted for under the purchase method of accounting.


                  On August 31, 2000, we issued a press release announcing the agreement to acquire Splash, a copy of that press release is filed as exhibit
99.1 to this report

Item 7            Financial Statements and Exhibits.
------            ---------------------------------

         (a)      Not applicable

         (b)      Not applicable

         (c)      Exhibits.  The  following  document  is filed as an exhibit to this report:

                  99.1 Press Release, dated August 31, 2000, issued by Electronics For Imaging, Inc. and Splash Technology Holdings, Inc. (1)


(1) Incorporated by reference from the Schedule TO we filed with the Securities and Exchange Commission on August 31, 2000.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the duly authorized signer named below.

                                       ELECTRONICS FOR IMAGING, INC.



Date: August 31, 2000                  By:      /s/ Joseph Cutts
                                                -------------------------
                                                Joseph Cutts
                                                Chief Financial Officer